UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2020

Bat Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 104, No. 33 Section D,

No. 6 Middle Xierqi Road,

Haidian District, Beijing, China

(Address of Principal Executive Offices)

+86 (010) 59441080

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement of Common Stock

On January 22, 2020, the Company entered into certain securities purchase agreement (the “SPA”) with certain “non-U.S. Persons” (the “Purchasers”) as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to which the Company agreed to sell an aggregate of 15,000,000 shares (the “Shares”) of Common Stock, at a per share purchase price of $0.90. The net proceeds to the Company from the transaction contemplated in the SPA will be approximately $13,500,000.

The parties to the SPAs have each made customary representations, warranties and covenants, including, among other things, (a) the Purchasers are “non-U.S. Persons” as defined in Regulation S and are acquiring the Shares for the purpose of investment, (b) the absence of any undisclosed material adverse effects, and (c) the absence of legal proceedings that affect the completion of the transaction contemplated by the SPA.

The SPA is subject to various conditions to closing, including, among other things, (a) Nasdaq’s approval of the listing of the Shares (b) stockholders’ approval of the issuance of the Shares as required under Nasdaq Rule 5635(d), and (c) the accuracy of the Purchasers’ and the Company’s representations and warranties.

The net proceeds of the Offering shall be used by the Company in connection with the Company’s planned commodities trading business, general corporate purposes or other purpose as approved by the board of directors (the “Board”) of the Company.

The form of the SPA is filed as Exhibit 10.1 to this Current Report on Form 8-K and such document is incorporated herein by reference. The foregoing is only a brief description of the material terms of the SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Private Placement of Convertible Note and Warrant

On January 22, 2020, the Company entered into certain securities purchase agreement (the “Note SPA”) with certain “non-U.S. Persons” (the “Holders”) as defined in Regulation S of the Securities Act pursuant to which the Company agreed to sell unsecured senior convertible promissory notes in the aggregate principal amount of $30,000,000 (the “Notes”) accompanied by warrants (the “Warrants”) to purchase 100% shares of Common Stock issuable upon conversion of the Notes at an exercise price of $1.80.

The Notes have a maturity date of 12 months with an interest rate of 7.5% per annum. Holders have the right to convert all or any part of the Notes into shares of Common Stock at a conversion price of $1.50 per share 30 days after its date of issuance (the “Conversion Shares”). The Company retains the right to prepay the Note at any time prior to conversion with an amount in cash equal to 107.5% of the principal that the Company elects to prepay.

The Warrants will be exercisable immediately upon the date of issuance at the exercise price of $1.80 for cash (the “Warrant Shares”). The Warrants may also be exercised cashlessly if at any time after the six-month anniversary of the issuance date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares, exercised, The Warrants will expire five years from its date of issuance. The Warrants are subject to anti-dilution provisions to reflect stock dividends and splits or other similar transactions. The Warrants contain a mandatory exercise right for the Company to force exercise of the Warrants if the Company’s common stock trades at or above $3.00 for 20 consecutive trading days, provided, among other things, that the shares issuable upon exercise of the are registered or may be sold pursuant to Rule 144 and the daily trading volume exceeds 300,000 shares of Common stock per trading day on each trading day in a period of 20 consecutive trading days prior to the applicable date.

The parties to the Note SPA have each made customary representations, warranties and covenants, including, among other things, (a) the Purchasers are “non-U.S. Persons” as defined in Regulation S and are acquiring the Shares for the purpose of investment, (b) the absence of any undisclosed material adverse effects, and (c) the Company’s ability to issue to securities in accordance with the terms of the Note SPA without conflicting with or breaching any incorporation documents, material agreements, laws, rules, or regulations.

The Note SPA is subject to various conditions to closing, including, among other things, (a) Nasdaq’s approval of the listing of the Conversion Shares and Warrant Shares (b) stockholders’ approval of the issuance of the Notes and the Warrants as required under Nasdaq Rule 5635(d), and (c) the accuracy of the Purchasers’ and the Company’s representations and warranties.

The form of the Note SPA is filed as Exhibit 10.2 to this Current Report on Form 8-K and such document is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Note SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Agreements related to the Commodities Trading Business

Warehousing Agreement

On January 22, 2020, Shenzhen Huamucheng Trading Co., Ltd. (“Huamucheng”), the Company’s variable interest entity (“VIE”) has entered into certain warehousing agreement (the “Warehousing Agreement”) with Foshan Nanchu Storage Management Co., Ltd. (“Foshan Nanchu”) pursuant to which Huamucheng designated Foshan Nanchu as its warehouse for the storage of its commodities.

Pursuant to the Warehousing Agreement, Huamucheng and Foshan Nanchu agreed to various customary representations, warranties and covenants, including, among other things, (1) details regarding the procedures for the storage and retrieval of the commodities, (2) storage and penalty fees, and (3) negotiation and litigation in the event of any breach of contract.

An unofficial English translation of the Warehousing Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and such document is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Warehousing Agreement and does not purport to be a complete description of the rights and obligation of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Purchase Agreement

On January 22, 2020, the Company has entered into certain purchase agreement (the “Purchase Agreement”) with Shenzhen Qianhai Baiyu Supply Chain Co., Ltd. (“Shenzhen Qianhai”), pursuant to which the Company purchased approximately 55 tons of aluminum ingots at a price of RMB14195 per ton.

Pursuant to the terms of the Purchase Agreement, the Company and Shenzhen Qianhai agreed to various customary representations, warranties and covenants, including, among other things, (1) the type, quantity, and price of the aluminum ingots, (2) the quality of the aluminum ingots meet the national standards, (3) the delivery method and period, and (4) the standards and deadlines for the acceptance of the aluminum ingots.

An unofficial English translation of the Purchase Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and such document is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Purchase Agreement and does not purport to be a complete description of the rights and obligation of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Sales Agreement

On January 22, 2020, the Company entered into a sales agreement (the “Sales Agreement”) with Yunfeihu Cross-border E-commerce Co., Ltd. (“Yunfeihu”), pursuant to which the Company sold all of the aluminum ingots purchased from Shenzhen Qianhai at a price RMB14230 per ton.

Pursuant to the terms of the Sales Agreement, the Company and Yunfeihu agreed to various customary representations, warranties and covenants, including, among other things, (1) the type, quantity, and price of the aluminum ingots, (2) the quality of the aluminum ingots meet the national standards, (3) the delivery method and period, and (4) the standards and deadlines for the acceptance of the aluminum ingots.

An unofficial English translation of the Sales Agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K and such document is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Sales Agreement and does not purport to be a complete description of the rights and obligation of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events

As disclosed in Bat Group, Inc.’s (the “Company”) Current Report on Form 8-K on November 26, 2019, the Company has entered into a set of VIE agreements with Huamucheng and certain shareholders of Huamucheng. The Company plans to conduct commodities trading business via Huamucheng.

The Company currently conducts a used luxurious car leasing business under the brand name “Batcar” through the Company’s VIE, Beijing Tianxing Kunlun Technology Co. Ltd., operating in the cities of Beijing, Tianjin, Chengdu, and the Hebei province in China, providing business professionals, luxury car enthusiasts and other customers with luxury car rental services. As of January 22, 2020, the Company also conducts a commodities trading business via its other VIE, Huamucheng, which is further detailed below.

Background and Reason for entering into the Commodity Trading Business

For the fiscal year ended December 31, 2018, the Company generated US$0.49 million as income from operating leases. Although the income from operating leases for the first three quarters of 2019 had grown to US$1.5 million, the Company still incurred a net loss from continuing operations of US$3.26 million, which was more than twice the amount of income from operating leases. Total assets of the Company for the nine months ended September 30, 2019 were US$8.3 million as compared to total assets of US$3.2 million for the twelve months ended December 31, 2018. The Company owned a total of 11 luxurious cars for the nine months ended September 30, 2019 as compared to a total of 6 luxurious cars for the twelve months ended December 31, 2018. Total stockholders’ equity of the Company for the nine months ended September 30, 2019 was US$5.0 million as compared to total stockholders’ equity of US$2.8 million for the twelve months ended December 31, 2018. Despite the rapid growth in total assets and stockholders’ equity attributed to the Company’s investment of resources into the development of the luxury car leasing business during the first three quarters of 2019, the continuous net loss incurred may negatively affect the Company’s ability to satisfy Nasdaq’s Continued Listing Requirements. As of September 30, 2019, the only new city that the company successfully expanded its operations into in 2019 was Chengdu. The Company has attempted to operate its luxurious car leasing business in Shanghai and Wuhan, but did not achieve ideal results. The foregoing factors indicate that it will be difficult to grow the luxurious car leasing business further in the near future.

Due to management’s dissatisfaction with the performance of the used luxuries car leasing business, it started to seek other business opportunities and/or acquisition targets in August 2019.

Due to China’s rapid development and urbanization over the past 30 years, it has created one of the world largest infrastructure market. All of the ongoing and upcoming construction, renovations, and improvements to infrastructure will directly drive the demand for steel, iron, and other commodities, thus promoting the development of the commodities trading market. Moreover, China has implemented the Belt and Road Initiative (the “BRI”) in 2013, a global development strategy involving infrastructure development and investments in 152 countries and international organizations in Asia, Europe, Africa, the Middle East, and the Americas. The BRI has provided China with a platform to establish and participate in international commodities trading and resource allocations. In addition, the implementation of the BRI requires a lot of construction metal and industrial raw materials which provides a very good market and opportunity for developing commodity trade in energy products, basic industrial raw materials and bulk agricultural products.

The turnover of China’s commodity market has shown a rapid upward trend, and the management believes that entering into the commodity trading business will bolster the Company’s income and increase shareholder value.

Our new Chief Executive Officer (“CEO”) and Chairwoman of the Board, Ms. Renmei Ouyang, has accumulated substantial industry expertise through years of experience in the commodities trading industry. Ms. Ouyang was initially introduced to our former Chief Executive Officer, Mr. Jiaxi Gao, as an ideal candidate to provide expert guidance for the Company in its entry into the commodities trading industry. The Company hired Ms. Ouyang as its Chief Operating Officer and Chairwoman of the Board on October 17, 2019, and later repositioned her as the new CEO on January 9, 2020. We believe that with the leadership, expertise and experience of Ms. Ouyang in the industry combined with our background as a Nasdaq listed company, we will experience rapid growth and achieve a leading position in the industry.

Description of the Planned Commodity Trading Business

Industry Overview

Bulk commodities trading refers to the trading of materials used in industrial and agricultural production that are continuously purchased in bulk, and are unable to be purchased from the retail sector. Commodities belong at the upstream stage of production processes of various industrial chains, and the supply and demand conditions of commodities can cause price fluctuations and affect the development of these industrial chains.

Commodities can be divided into four categories, metals, energy, livestock and meat, and agricultural. Metal commodities include gold, silver, platinum, and copper. Energy commodities include crude oil, heating oil, natural gas, and gasoline. Livestock and meat include lean hogs, pork bellies, live cattle, and feeder cattle. Agricultural commodities include corn, soybeans, wheat rice, cocoa, coffee, cotton, and sugar.

In recent years, although the growth rate of China’s total commodity sales has slowed down, the aggregate sales are still impressive and exceed RMB100 billion. Prior to 2013, the growth rate of commodity trading was the highest at nearly 12% per year. From 2014 to 2016, as the national economic operations stabilized, the growth rate slowed down to approximately 8%, and slowed down further to 5.3% and 4.6% in 2017 and 2018, respectively. However at the same time, China’s commodity market turnover has increased from RMB25.89 trillion in 2009 to RMB60.28 trillion yuan in 2018. Calculating the size of China’s commodity market based on its market turnover shows that it is a multi-trillion dollar industry.

Business Overview

The Company’s planned commodities trading operations via Huamucheng will be focused on non-ferrous metal commodities such as aluminum, copper, silver, and gold. We strive to become an emerging platform in the non-ferrous metal e-commerce industry by offering all participants in the non-ferrous metal e-commerce industry a seamless, one-stop transaction experience.

In connection with the Company’s entry into the commodities trading industry, we hired Mr. Menglin Li to serve as the Client Relationship Manager in the Company’s Marketing Department. Mr. Li has more than 20 years of commodity trading industry experience and has a wide pool of customer relationship resources in the industry. He will be primarily responsible to manage the Company’s interaction with current and potential customers, specifically focusing on customer retention and driving sales growth.

We have also hired Mr. Shican Huang to serve as the Product Manager in the Company’s Product Department. Mr. Huang has more than 10 years of industry experience and will be mainly responsible for the forecasting and analysis of commodity prices, specifically focusing on making forecasts of commodity price trends.

Business Model

We plan to source bulk commodity from non-ferrous metal mines or its designated distributors and sell to manufactures who need these metal in large quantity. We plan to work with many upstream suppliers in the sourcing of commodities. Suppliers we intend to source from include various metal and mineral suppliers such as Kunsteel Group, Baosteel Group, Aluminum Corporate of China Limited, Yunnan Benyuan, Yunnan Tin, and Shanghai Copper. Potential customers include large infrastructure companies such as China National Electricity, Datang Power, China Aluminum Foshan International Trade, Tooke Investment (China), CSSC International Trade Co., Ltd., Shenye Group, and Keliyuan.

The Company has entered into a Warehousing Agreement with Foshan Nanchu to designate it as the Company’s warehouse. The Company’s criteria for choosing its warehouse is based primarily on the convenience of its location for transportation, which is highly conducive to the transportation of non-ferrous metal commodities, and secondarily based on its storage price.

Our inventory management procedure will involve (1) an Application for Storage, (2) Storage of the Commodities, (3) an Application for Shipment, and (4) Shipment of Commodities, which are further described below.

1)	Application for Storage

o	The upstream suppliers apply for storage with the Company’s leased warehouse center upon the sale of commodities to the Company. The application requires information including the commodities’ production company, brand, specifications, weight, quantity, and storage time.

2)	Storage of the Commodities

o	Upon the arrival of the commodities at the warehouse, the warehouse checks and accepts the commodities according to the delivery instructions provided by the transportation company, ensuring that the delivery instructions, storage application, and the delivered commodities are all consistent.

o	Upon acceptance, the warehouse scans and places the commodities into sorted storage. The warehouse then issues a certificate of inspection, which includes information such as the brand name, specifications, weight, quantity, packaging information, arrival time, storage location and other information of the received commodities. The certificate of inspection is then signed and stamped by the delivery driver, the warehouse manager, and the warehouse. Four copies of the certificate of inspection are made, two of which are provided to the transportation company and the supplier.

3)	Application for Shipment

o	The downstream customers apply for shipment with the warehouse upon the purchase of Commodities from the Company. The application requires information including the production company, brand, specifications, weight, quantity, delivery time, and storage location number.

o	The downstream customers also fill in a delivery entrustment letter, including the name of the delivery company, the name of the delivery person, his or her ID number, the delivery vehicle’s license plate number, the time, quantity, and information regarding the warehouse for delivery.

4)	Shipment of Commodities

o	The warehouse prepares the commodities in advance according to the pick-up time and the Application for Shipment.

o	Upon arrival of the pick-up driver at the warehouse, the Company reviews the identity of the pick-up driver according to the delivery entrustment letter.

o    Upon completing the loading of the commodities for shipment, the warehouse issues a certificate of sale, which includes information such as the brand name, specifications, weight, quantity, delivery time, and storage location number. The pick-up driver, warehouse manager, and the warehouse signs and stamps the certificate of sale. Four copies of the certificate of sale are made, two of which are provided to the transportation company and the customer.

We intend to use a prepaid unified purchase and distribution model (“Prepaid Model”) in our business, which is further detailed below.

Under the Prepaid Model, we will make advance prepayments between 1 – 3 months in advance when purchasing from the Company’s upstream suppliers. The process involves first obtaining purchase orders from one or more downstream purchasers and entering into sales agreements with such purchasers. After the Company receives the down payment from the downstream purchasers, it aggregates the total amount of commodities required to fulfill the orders and enters into purchase agreements with upstream suppliers to fulfill its purchase orders. Once the upstream suppliers have received the prepayment from the Company, they produce and deliver the commodities to the Company’s designated warehouse on the purchase agreement. Upon receipt of the commodities in the designated warehouse, the Company is notified by the warehouse and obtains the full payment from the downstream purchasers. After the Company pays its remaining balance to the upstream suppliers, it issues delivery instructions to the designated warehouse on the sales agreement and has the commodities delivered to the downstream purchasers.

Through the Prepaid Model, which is further illustrated below, the Company expects to be able to maintain a stable distribution volume and thereby generate profit margins via purchase discounts from upstream suppliers and mark-up pricing to downstream customers.

Competition

The Company will mainly compete against other large domestic commodity trade service providers such as Xiamen International Trade and Yijian Shares. Currently, the principal competitive factors in the non-ferrous metals commodities trading business are price, product availability, quantity, service, and financing terms for purchases and sales of commodities. In addition, we also believe that that our customers will choose among service providers on the basis of industry and service leadership.

Applicable Government Regulations

We believe we have obtained all material approvals, permits, licenses and certificates required for our planned commodity trading operations, including registrations from the local police department authorizing the purchase of raw materials.

Risk Factors Related to the Planned Commodity Trading Business

There is no assurance that we will be able to manage the luxurious car leasing and commodities trading business effectively.

Integrating the commodities trading business is a significant challenge and there is no assurance that we will be able to manage the integration successfully. If we are unable to efficiently integrate these businesses, the attention of our management could be diverted from our existing operations and the ability of the management teams at these business units to meet operational and financial expectations could be adversely impacted, which could impair our ability to execute our business plans. Failure to successfully integrate the new commodities trading business or to realize the expected benefits of entry into the business may have an adverse impact on our results of operations and financial condition.

Investment in our new line of business could disrupt the Company’s ongoing business and present risks not originally contemplated.

We plan to deploy significant amount of proceeds from financing in its new commodities business line, Huamucheng. New ventures are inherently risky and may not be successful. In evaluating such endeavors, we are required to make difficult judgments regarding the value of business strategies, opportunities, technologies and other assets, and the risks and cost of potential liabilities. Furthermore, these investments involve certain other risks and uncertainties, including the risks involved with entering new competitive categories or regions, the difficulty in integrating the new business, the challenges in achieving strategic objectives and other benefits expected from our investment, the diversion of our attention and resources from our operations and other initiatives, the potential impairment of acquired assets and liabilities and the performance of underlying products, capabilities or technologies.

We may not be able to ensure the successful implementation of our strategy to diversify our businesses.

We are expanding our business from the luxurious car leasing business to enter into the commodities trading business. Such initiatives involve various risks including but not limited to the investment costs in establishing a distribution network within the PRC, leasing warehouses, offices and other working capital requirements. There is no assurance that such future plans can be successfully implemented as the successful execution of such future plans will depend on several factors, some of which are not within our control, such as retaining and recruiting qualified and skilled staff, and the continued demand for our products by our customers. Failure to implement any part of our future plans or executing such plan costs effectively, may lead to a material adverse change in our operating environment or affect our ability to respond to market or industry changes, which may, in turn, adversely affect our business and financial results.

We expect that we will require additional debt and equity capital to pursue our business objectives and respond to business opportunities, challenges and/or unforeseen circumstances. If such capital is not available to us, or is not available on favorable terms, our business, operating results and financial condition may be harmed.

We expect that we will require additional capital to pursue our business objectives and respond to business opportunities, challenges and/or unforeseen circumstances, including to increase our marketing expenditures in order to improve our brand awareness, build our non-ferrous metal inventory, develop new customers, enhance our operating infrastructure and acquire complementary technologies. Accordingly, we may need to engage in equity, debt or other types of financings to secure additional funds. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. In addition, any debt financing that we secure in the future could involve restrictive covenants which may make it more difficult for us to obtain additional capital and to pursue business opportunities.

Volatility in the credit markets may also have an adverse effect on our ability to obtain debt financing. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our Common Stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, operating results, financial condition and prospects could be adversely affected.

Our success depends substantially upon the continued retention of our senior management.

Our future success is substantially dependent on the continued service of certain members of our senior management, including Ms. Renmei Ouyang, our Chairwoman and Chief Executive Officer, and Qun Xie, our Chief Strategy Officer. These officers play an integral role in determining our strategic direction and for executing our growth strategy and are important to our brand and culture. The loss of the services of any of these executives without qualified replacement could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace them on a timely basis, if at all. In addition, any such departure could be viewed negatively by investors and analysts, which could cause the price of our ordinary shares to decline.

Our business depends on adequate supply and availability of nonferrous metal commodities.

Our planned business requires nonferrous metal commodities that are sourced from third-party suppliers. We are affected by industry supply conditions, which generally involve risks beyond our control, including costs of these materials, transportation costs and market demand. As a result, we may not be able to obtain an adequate supply of quality nonferrous metal commodities in a timely or cost-effective manner, which would have a material adverse effect on our business, financial condition and results of operations.

We operate in a business that is cyclical and where demand can be volatile, which could have a material adverse effect on our business, financial condition or results of operations.

We operate in a business that is cyclical and where demand can be volatile, which could have a material adverse effect on our results of operations and financial condition. The timing and magnitude of the cycles in the business in which we operate are difficult to predict. Purchase prices for the raw materials we purchase, and selling prices for our products are volatile and beyond our control. While we attempt to respond to changing raw material costs through adjustments to the sales price of our products, our ability to do so is limited by competitive and other market factors. A significant reduction in selling prices for our products may have a material adverse effect on our business, financial condition and results of operations, and adversely impact our ability to recover purchase costs from end customers. A decline in market prices for our products between the date of the sales order and shipment of the product may impact the customer’s ability to obtain letters of credit to cover the full sales amount. A decline in selling prices for our products coupled with customers failing to meet their contractual obligations may also result in a net realizable value adjustment to the average cost of inventory to reflect the lower of cost or fair market value. Additionally, changing prices could potentially impact the volume of raw materials available to us, the volume of ore and processed metal sold by us and inventory levels. The cyclical nature of our businesses tends to reflect and be amplified by changes in general economic conditions, both domestically and internationally. For example, the automobile and construction industries typically experience cutbacks in production, resulting in decreased demand for steel, copper and aluminum. This can lead to significant decreases in demand and pricing for our metal ore and recycled metal.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, or FCPA, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. We have implemented these policies through our Code of Conduct. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in China. While we make every effort to comply with FCPA and our company Code of Conduct, we can make no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that will likely have a material adverse effect on our business, financial condition and results of operations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of SPA
10.2	Form of Note SPA
10.3	Unofficial Translation of Warehousing Agreement, dated January 22, 2020, by and between Huamucheng and Foshan Nanchu Storage Management Co., Ltd.
10.4	Unofficial Translation of Purchase Agreement, dated January 22, 2020, by and between Huamucheng and Shenzhen Qianhai Baiyu Supply Chain Co., Ltd.
10.5	Unofficial Translation of Sales Agreement, dated January 22, 2020, by and between Huamucheng and Yunfeihu Cross-border E-commerce Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAT GROUP, INC.

Date: January 22, 2020	By:	/s/ Renmei Ouyang
	Name:	Renmei Ouyang
	Title:	Chief Executive Officer